UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2013

Performance Technologies,
Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-27460	16-1158413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Canal View Boulevard Rochester, New York		14623
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 256-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2013, the Compensation Committee (the “Committee”) of Performance Technologies, Inc. (the “Registrant”) approved grants of time-vested non-qualified stock options to the Registrant’s executive officers. The officers identified in the table below were granted options to purchase the following number of shares under the Registrant’s 2003 Omnibus Incentive Plan:

Named Executive Officer	Number of Shares
John M. Slusser	100,000
Dorrance W. Lamb	60,000
John J. Grana	60,000
J. Patrick Rice	40,000

The options were granted at an exercise price as of the market close on January 24, 2013, which was $.90, and will vest according to the following schedule: 50% will vest in the first year at the rate of 1/12 per month (4.167% per month); 25% will vest in the second year at the rate of 1/12 per month (2.083% per month); and 25% will vest in the third year at the rate of 1/12 per month (2.083% per month). All of the options expire five years from the date of grant and contain change-in-control/acceleration provisions. The form of the stock option agreement will be filed as an exhibit to the Registrant’s annual report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

January 29, 2013	By	/s/ John M. Slusser
John M. Slusser President and Chief Executive Officer

January 29, 2013	By	/s/ Dorrance W. Lamb
Dorrance W. Lamb Senior Vice President and Chief Financial Officer